                                                                   EXHIBIT 10.17



                          ASSET PURCHASE AGREEMENT



                                BY AND AMONG



                           CONDOR HOLDINGS, INC.,
              A DELAWARE CORPORATION ("NEWCO" OR "PURCHASER"),



                               BEARCOM, INC.,
                      A TEXAS CORPORATION ("BEARCOM"),





                        CONDOR COMMUNICATIONS, INC.,
                A FLORIDA CORPORATION ("CONDOR" OR "SELLER"),




                                     AND



                             ROGELIO BETANCOURT
                               ("SHAREHOLDER")

                           DATED AS OF MARCH 31, 1998


                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                  ARTICLE 1

            PURCHASE AND SALE OF ASSETS AND SHAREHOLDER'S PROPERTY
            ------------------------------------------------------
SECTION 1.1      Purchase and Sale by Seller  . . . . . . . . . . . . . .    1
SECTION 1.2      Related Transactions . . . . . . . . . . . . . . . . . .    2
SECTION 1.3      Assumption of Liabilities  . . . . . . . . . . . . . . .    3
SECTION 1.4      Purchase Price . . . . . . . . . . . . . . . . . . . . .    3
SECTION 1.5      Closing  . . . . . . . . . . . . . . . . . . . . . . . .    3
SECTION 1.6      Post-Closing Adjustments . . . . . . . . . . . . . . . .    3
SECTION 1.7      Further Assurances . . . . . . . . . . . . . . . . . . .    4
SECTION 1.8      Condor Business Unit Operations  . . . . . . . . . . . .    4

                                  ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER
           --------------------------------------------------------

SECTION 2.1      Corporate Existence and Power; Ownership . . . . . . . .    4
SECTION 2.2      Authority Relative to this Agreement . . . . . . . . . .    5
SECTION 2.3      No Conflicts, Consents . . . . . . . . . . . . . . . . .    5
SECTION 2.4      Charter Documents and Corporate Records  . . . . . . . .    5
SECTION 2.5      Title  . . . . . . . . . . . . . . . . . . . . . . . . .    5
SECTION 2.6      Financial Information  . . . . . . . . . . . . . . . . .    5
SECTION 2.7      Liabilities  . . . . . . . . . . . . . . . . . . . . . .    6
SECTION 2.8      Seller Receivables . . . . . . . . . . . . . . . . . . .    6
SECTION 2.9      Absence of Certain Changes . . . . . . . . . . . . . . .    6
SECTION 2.10     Shareholder's Property and Seller's Property . . . . . .    7
SECTION 2.11     Contracts  . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 2.12     Inventories  . . . . . . . . . . . . . . . . . . . . . .    8
SECTION 2.13     Intangible Property  . . . . . . . . . . . . . . . . . .    8
SECTION 2.14     Claims and Proceedings . . . . . . . . . . . . . . . . .    8
SECTION 2.15     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    8
SECTION 2.16     Employee Related Matters . . . . . . . . . . . . . . . .    9
SECTION 2.17     Insurance  . . . . . . . . . . . . . . . . . . . . . . .    9
SECTION 2.18     Compliance with Laws . . . . . . . . . . . . . . . . . .    9
SECTION 2.19     Licenses . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 2.20     Environmental Matters  . . . . . . . . . . . . . . . . .   10
SECTION 2.21     Finders Fees . . . . . . . . . . . . . . . . . . . . . .   10


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

SECTION 2.22     Fees, Commissions and Royalties  . . . . . . . . . . . . . .   10
SECTION 2.23     Related Parties  . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 2.24     Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 2.25     Customers  . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 2.26     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                  ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF BEARCOM AND NEWCO
             ---------------------------------------------------

SECTION 3.1      Authority Relative to this Agreement . . . . . . . . . . . .   11
SECTION 3.2      No Conflicts; Consents . . . . . . . . . . . . . . . . . . .   11
SECTION 3.3      Corporate Existence and Power  . . . . . . . . . . . . . . .   12
SECTION 3.4      Charter Documents and Corporate Records  . . . . . . . . . .   12
SECTION 3.5      Financial Information  . . . . . . . . . . . . . . . . . . .   12
SECTION 3.6      Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 3.7      Absence of Certain Changes . . . . . . . . . . . . . . . . .   13
SECTION 3.8      Claims and Proceedings . . . . . . . . . . . . . . . . . . .   13
SECTION 3.9      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.10     Compliance with Laws . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.11     Licenses . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.12     Environmental Matters  . . . . . . . . . . . . . . . . . . .   13
SECTION 3.13     Finders Fees . . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 3.14     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .   14

                                  ARTICLE 4

              COVENANTS AND AGREEMENTS OF SELLER AND SHAREHOLDER
              --------------------------------------------------

SECTION 4.1      Confidentiality  . . . . . . . . . . . . . . . . . . . . . .   14

                                  ARTICLE 5

                    COVENANTS AND AGREEMENTS OF PURCHASER
                    -------------------------------------

SECTION 5.1      Confidentiality  . . . . . . . . . . . . . . . . . . . . . .   14

                                  ARTICLE 6

                        DELIVERY OF CLOSING DOCUMENTS
                        -----------------------------

SECTION 6.1      Delivery of Closing Documents by Bearcom and Newco . . . . .   15
SECTION 6.2      Delivery of Closing Documents by Seller and Shareholder  . .   16

                                   ARTICLE 7

                               INDEMNIFICATION
                               ---------------

SECTION 7.1      Survival of Representations and Warranties . . . . . . . . .   17
SECTION 7.2      Obligation of Seller to Indemnify  . . . . . . . . . . . . .   18
SECTION 7.3      Obligation of BearCom and Newco to Indemnify . . . . . . . .   18
SECTION 7.4      Notice and Opportunity to Defend Third Party Claims  . . . .   18
SECTION 7.5      Limits on Indemnification  . . . . . . . . . . . . . . . . .   19
SECTION 7.6      Sole and Exclusive Remedy  . . . . . . . . . . . . . . . . .   19
SECTION 7.7      Right of Offset  . . . . . . . . . . . . . . . . . . . . . .   19


                                  ARTICLE 8

                                 TERMINATION
                                 -----------

                           INTENTIONALLY LEFT BLANK


                                  ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

SECTION 9.1      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 9.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 9.3      Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 9.4      Waivers and Amendments; Non-Contractual Remedies;
                 Preservation of Remedies . . . . . . . . . . . . . . . . . .   21
SECTION 9.5      Governing Law; Venue . . . . . . . . . . . . . . . . . . . .   21
SECTION 9.6      Binding Effect; No Assignment  . . . . . . . . . . . . . . .   21
SECTION 9.7      Severability . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 9.8      Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 9.9      Third Parties  . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 9.10     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                  ARTICLE 10

                                 DEFINITIONS
                                 -----------

SECTION 10.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 10.2     Interpretation . . . . . . . . . . . . . . . . . . . . . . .   26

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of March 31, 1998 (the "Agreement") by and among CONDOR COMMUNICATIONS, INC., a Florida corporation ("Condor" or "Seller"), ROGELIO BETANCOURT ("Shareholder"), BEARCOM, INC., a Texas corporation ("BearCom") and CONDOR HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of BearCom ("Newco" or "Purchaser"). Definitions of capitalized terms used in Articles 1 through 9 herein which are not otherwise defined are set forth in Article 10.

                              W I T N E S S E T H:

         WHEREAS, Seller is a Florida corporation engaged in the business of distributing electronic communications equipment and desires to sell all or substantially all of its assets and to assign certain of its liabilities to Purchaser upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Shareholder is an individual who desires to sell all of his interest in the Shareholder's Property (hereinafter defined) to Purchaser upon the terms and conditions set forth in this Agreement.

         WHEREAS, Purchaser is desirous of purchasing all or substantially all of the assets of Seller and assuming certain liabilities of Seller, as provided herein, and purchasing the Shareholder's Property upon the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

             PURCHASE AND SALE OF ASSETS AND SHAREHOLDER'S PROPERTY

         SECTION 1.1 PURCHASE AND SALE BY SELLER. On the Closing Date (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver to Purchaser free and clear of all Liens, and Purchaser shall purchase and accept, for the consideration hereinafter provided, all of the assets of Seller described herein (the "Assets"), wherever located and whether or not shown on the books of account or other records of Seller, specifically including, but without limitation, the following:

                 (a) EQUIPMENT. The equipment, machinery, furniture, fixtures, vehicles, leasehold improvements, materials, supplies, consumable items and other assets identified on Schedule 1.1(a) hereto;

                 (b) INVENTORY. The Inventory (including finished products, supplies, materials and work-in- progress) on hand on the Closing Date;

                 (c)      RECEIVABLES.  The Receivables on hand on the Closing
Date;

                 (d) REAL ESTATE. That certain real property located at 1933 N.W. 21st Terrace, Miami, Florida 33142 owned by Seller and more particularly described on Schedule 1.1(d) attached hereto ("Seller's Property");

                 (e) MISCELLANEOUS ASSETS. Except for those assets specifically identified on Schedule 1.1(e), which are not being sold to Purchaser, all of the remaining tangible and intangible assets of Seller, whether by specific or general reference, including, without limitation, all assets of Seller not otherwise identified in paragraphs (a), (b) or (c) above, wherever located and whether or not on the books of account or other records, including, without limitation:

                          (i)     all furniture, fixtures, equipment,
materials, leasehold improvements, supplies and consumable items not otherwise identified on Schedule 1.1(a);

                          (ii)    all patents, approvals, trademarks (either
registered or at common law), service marks (either registered or at common law), trade names, service names, labels and copyrights, and all registrations and applications for any of the foregoing, and all technical processes, compilations, formulations, formulas and/or other such information related to or connected with the Business of Seller, and all processes, manufacturing or marketing procedures, formulae, vendor, and supplier, distributor and customer lists, files and records of Seller (collectively hereinafter referred to as "Intellectual Property");

                          (iii)   all contract rights of Seller, including,
without limitation, contracts or orders from customers or distributors or vendors for purchase, license or delivery of products or services; all other agreements to which Seller is a party or by which Seller is bound and pursuant to which any party other than Seller may use or otherwise exercise any rights in the Intellectual Property; maintenance agreements and other leases for leased equipment and real property (collectively referred to as "Contract Rights");

                          (iv)    copies of all books and records, wherever
located; provided, that, Seller shall be entitled to retain originals or copies of books and records as necessary or appropriate to enable Seller to administer its assets and liabilities which are not being transferred or assigned pursuant to this Agreement;

                          (v)     the exclusive use of the name "Condor
Communications" and all other tradenames used by Seller;

                          (vi)    to the extent assignable, any and all other
assets, properties and business of Seller of any kind, character and description, whether tangible or intangible, real, personal or mixed, including, but not limited to: telephone numbers, fax numbers and listings, maintenance operations, rights and claims to refunds, prepaid expenses, cooperative advertising allowances, customer deposits, bank accounts, deposits by Seller with any other person, policies and procedures, discounts and adjustments of every kind, express or implied warranties, and all other information and records (including, without limitation, personnel records to the extent not prohibited by law) relating to the Business of Seller.

         PURCHASER AND SALE BY SHAREHOLDER. Shareholder shall sell, convey, transfer, assign and deliver to Purchaser free and clear of all Liens, and Purchaser shall purchase and accept for the consideration hereinafter provided, that certain real property located and owned by Shareholder and more particularly described in Schedule 1.1 attached hereto (the "Shareholder's Property"), including all rights appurtenant thereto and all improvements located thereon.

         SECTION 1.2      RELATED TRANSACTIONS.

         (a) The parties acknowledge and agree that concurrent with the Closing, the Asset Purchase Agreement ("Condor Ltd. Acquisition Agreement"), pursuant to which Purchaser or its designee will acquire from Condor Communications, Ltd., a British Virgin Islands corporation ("Condor Ltd."), a distributor of Seller's products, all of Condor Ltd.'s stock in Condor Telecomunicaciones, S.A., a Venezuelan corporation and certain accounts receivable and inventory of Condor, Ltd. ("Condor S.A."), will close.

         (b) Seller and Shareholder shall use their best efforts to cause all of the assets of Condor Prague, S.R.O., a Czech Republic corporation ("Condor Prague") to be transferred to a subsidiary of Purchaser within thirty
(30) days. Seller and Shareholder agree that the asset purchase agreement ("Condor Prague Acquisition Agreement") to be prepared with respect to such transaction shall be to Purchaser's reasonable satisfaction and shall contain such representations, warranties and covenants as are applicable to Condor, Ltd. and Condor S.A. pursuant to the Condor Ltd. Acquisition Agreement. The parties agree that in the event the transactions contemplated by the Condor Prague Acquisition Agreement are closed, an amount of the Purchase Price equal to the net book value of the assets of Condor Prague, as mutually agreed to by the parties, shall be allocated to the purchase price of Condor Prague

         (c) The transactions contemplated by the foregoing provisions of this
Section 1.2 may collectively be referred to as the "Related Transactions" or individually as a "Related Transaction."

         SECTION 1.3 ASSUMPTION OF LIABILITIES. Purchaser shall assume on and as of the Closing Date all of the obligations and liabilities of Seller set forth on Schedule 1.3 (the "Assumed Liabilities"). All of the obligations and liabilities of Seller which are not set forth on Schedule 1.3 shall remain the sole responsibility of Seller (hereinafter referred to as "Retained Liabilities"). Purchaser shall have no responsibility or obligation for any Retained Liabilities.


         SECTION 1.4 PURCHASE PRICE. The purchase price (the "Purchase Price Assets") for the Assets payable at Closing will be $6,525,000 United States Dollars, to be paid at Closing by wire transfer, in immediately available funds, to an account designated by Seller. The Purchase Price Assets may be upwardly adjusted in accordance with the provisions of Section 1.6 below. The Purchase Price Assets will be allocated and may be reallocated (by mutual agreement of Seller, Shareholder and BearCom at or prior to Closing), by and among the Assets. The purchase price (the "Purchase Price Shareholder Property") for the Shareholder's Property payable at Closing will be $275,000 United States Dollars to be paid at Closing by wire transfer in immediately available funds to an account designated by Shareholder.


         SECTION 1.5 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, 19th Floor, Miami, Florida 33133. The date of the Closing shall be referred to as the "Closing Date."

         SECTION 1.6 POST-CLOSING ADJUSTMENTS. The Purchase Price Assets shall be subject to the following post- Closing adjustments with respect to EBITDA attributable to Condor Business Unit Operations for the first twenty-four (24) complete calendar months following the Closing:

                          (a)     With respect to the twelve (12) month period
beginning with the first complete calendar month immediately following the Closing, Seller shall be entitled to receive from Newco a cash sum equal to: (i) fifty (50%) percent of the first $3,000,000 of EBITDA attributable to Condor Business Unit Operations for such twelve (12) month period; and (ii) twenty-five percent (25%) of EBITDA in excess of $3,000,000 attributable to Condor Business Unit Operations for such twelve month period; if but only if EBITDA for such twelve (12) month period shall be $2,000,000 or greater;

                          (b)     With respect to the twelve (12) month period
immediately following the period of time as set forth in Section 1.6(a) above, Seller shall be entitled to receive from Newco a cash sum equal to (i) fifty (50%) percent of the first $3,000,000 of EBITDA attributable to Condor Business Unit Operations for such twelve (12) month period; and (ii) twenty-five (25%) percent of EBITDA in excess of $3,000,000 attributable to Condor Business Unit Operations for such twelve month period; if, but only if, EBITDA for such twelve month period shall be $2,000,000 or greater;

                          (c)     Payments to Seller of cash sums due for each
of the twelve-month periods described in clauses (a) and (b) above will be made in cash within forty-five (45) days after the end of each such period. All past due sums payable to Seller pursuant to the terms of this Agreement or otherwise shall accrue interest at a daily compounded rate equal to 1.0% per month.

         SECTION 1.7 FURTHER ASSURANCES. If at any time after the Closing, BearCom, Purchaser, Seller or Shareholder shall consider or be advised that any further documents, instruments or assurances in law or any other acts are necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, or the Related Transactions, the other agrees that its proper officers and directors will execute and deliver all documents, instruments and assurances in law and do all acts necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, and that its proper officers and directors are fully authorized to take any and all such action.

         SECTION 1.8 CONDOR BUSINESS UNIT OPERATIONS. Except with the prior written consent of Shareholder, for the period commencing on the Closing Date through the last day of the first twenty-four (24) complete calendar month period following the Closing, BearCom and Purchaser will take no action with the purpose of reducing the amounts payable to Seller pursuant to Section 1.6 hereof, and (i) will maintain Condor Business Unit Operations exclusively within Newco and not merge or consolidate same with any other business units or divisions of BearCom or any other entity (except for the consolidation of duplicative and non-revenue generating administrative functions resulting in increased EBITDA); (ii) will not sell, assign, transfer or otherwise convey any portion of the Condor Business Unit Operations to any person, whether by sale of assets other than in the ordinary course of business, issuance or sale of stock, by merger or otherwise; (iii) will not take any action to discontinue, scale-back, impair or otherwise hinder the Condor Business Unit Operations, in any manner whatsoever, whether by diversion or usurpation of its business opportunities or prospects, the allocation of excessive or non-direct general, administrative, overhead or other expenses to Newco or the Condor Business Unit Operations; (iv) will employ Rogelio Betancourt, as president and chief executive officer of Newco, with complete authority over the management of the Condor Business Unit Operations, subject only to the direction of Newco's board of directors; provided such direction is exercised in good faith, and is not taken with the purpose of reducing the amounts payable to Seller pursuant to
Section 1.6 hereof; or (v) will not charge or allocate or permit to be charged or allocated any general, administrative, overhead or other expenses to Newco or the Condor Business Unit Operations.

                                   ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

         Seller and Shareholder, jointly and severally, represent and warrant to BearCom and Newco as of the date of this Agreement that:

         SECTION 2.1 CORPORATE EXISTENCE AND POWER; OWNERSHIP. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority required to carry on its business and to own and lease the properties it owns and leases. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on its Assets, financial condition, prospects or the results of operations. Shareholders are the sole record and beneficial owners of all of the outstanding capital stock of Seller, free and clear of all Liens, and have been the sole owners since Seller was formed. Except as identified on
Schedule 2.1, Seller does not have any direct or indirect ownership or other equity or profit sharing interest in any other entity related to the Business of Seller.

         SECTION 2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller and Shareholder have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Seller or Shareholder is a party have been duly and validly authorized by Seller and Shareholder and no other proceedings on the part of Seller or Shareholder are necessary to authorize the execution and delivery by Seller and Shareholder of this Agreement or the consummation of the Contemplated Transactions to which Seller or Shareholder is a party. This Agreement and the other Transaction Documents to which Seller or Shareholder is a party have been duly and validly executed and delivered by Seller or Shareholder, as applicable, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of Seller or Shareholder, as the case may be, enforceable against such party in accordance with their respective terms.

         SECTION 2.3 NO CONFLICTS, CONSENTS. Neither the execution, delivery nor performance by Seller or Shareholder of this Agreement nor the other Transaction Documents to which it or he is a party nor the consummation of the Contemplated Transactions, will (i) violate any provision of the Articles of Incorporation or By-laws (or comparable instruments) of Seller;
(ii) require Seller or Shareholder to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person except as set forth on Schedule 2.3 (the "Required Consents"); (iii) if the Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on Schedule 2.11 to which Seller or Shareholder is a party, or result in the creation of any Lien upon any of the Assets or the Shareholder's Property pursuant to the terms of any such Contract; or (iv) if the Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Seller or upon its Assets or Shareholder's Property.

         SECTION 2.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. Seller has heretofore delivered to BearCom true and complete copies of the Articles of Incorporation and Bylaws, or comparable instruments, of Seller as in effect on the date hereof.

         SECTION 2.5 TITLE. Except as set forth on Schedule 2.5, Seller has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver to Purchaser, all of the Assets free and clear of any Liens of any kind or nature, and there are no filings in any registry of deeds in any jurisdiction or under any Uniform Commercial Code or any similar statute in any jurisdiction showing Seller as debtor, which create or perfect or which purport to create or perfect any Lien on any of the Assets. The Assets are all of the assets that are necessary for Purchaser to operate the Business of Seller in the manner Seller has been operating it.

         SECTION 2.6 FINANCIAL INFORMATION. Seller has previously furnished to BearCom true and complete copies of (i) Seller's audited financial statement at and for the calendar years ended December 31, 1996 (the "1996 Financial Statement") and Seller's unaudited financial statement at and for the calendar year ended December 31, 1995 (the "1995 Financial Statement") (collectively the "Annual Statements"), (ii) Seller's unaudited financial statements at and for each calendar month during 1997 and through December 31, 1997 (the "Interim Statements"), and (iii) all management letters and attorney audit response letters issued in connection with Seller's financial statements for each of the periods comprising the Annual Statements and Interim Statements. The Annual Statements and Interim Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto (except, with respect to the 1995 Financial Statement and the Interim Statements, as regards footnote disclosure and normal year end adjustments) and the 1996 Financial Statement was audited by Seller's regularly engaged certified public accountants. Each Annual Statement and Interim Statement presents fairly the financial position of Seller as of its date, and its earnings, changes in stockholders' equity and cash flow for the periods then ended. Each delivered balance sheet included within the Annual Statements and the Interim Statements fully sets forth all Assets and Liabilities of Seller existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings included within the Annual Statements and the Interim Statements sets forth the items of income and expense of Seller which should appear therein under GAAP. All financial and accounting books, ledgers, accounts and official and other records relating to Seller have been properly and accurately kept and completed in all material respects. All allowances and reserves shown in the Annual Statements and the Interim Statements are appropriate, reasonable and sufficient to provide for expenses and losses thereby contemplated including the reserve for all Taxes payable. Seller is not liable upon or with respect to, or obligated to provide funds in respect of or under any guarantee. Except as identified on Schedule 2.6, Seller does not know of any basis for the assertion of any other Claims or Liabilities of any nature or in any amount which could have a MATERIAL ADVERSE EFFECT on Seller, the Assets or Business. There were not any material items of revenue or expense which were unusual or of a nonrecurring nature reflected in the Annual Statements or the Interim Statements.

         SECTION 2.7 LIABILITIES. Except as and to the extent reflected in the interim balance sheet of Seller (the "Latest Balance Sheet") at December 31, 1997 (the "Latest Balance Sheet Date") referred to in Section 2.6, or as described in Schedule 2.7, Seller did not have, as of the Latest Balance Sheet Date, any material Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business). Except as described in
Schedule 2.7, and except for current Liabilities for trade or business obligations incurred in the ordinary course of the Business of Seller, consistent with past practice, and Liabilities reflected on any balance sheet included in the Interim Statements, since the Latest Balance Sheet Date (i) there has been no material adverse change in the Assets, Liabilities, Business condition or prospects of Seller; (ii) except as otherwise disclosed herein, no factor exists or is threatened which could reasonably be expected to cause such a material adverse change in the future; and (iii) no dividends or other distributions have been made upon any shares of capital stock of Seller nor have any shares of capital stock of Seller been redeemed, retired, purchased or acquired for value by Seller.

         SECTION 2.8 SELLER RECEIVABLES. Schedule 2.8 sets forth a true and complete list of Receivables as of the date hereof. Except as set forth in
Schedule 2.8, to the knowledge of Seller, all Receivables of Seller are valid and enforceable claims, constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business of Seller, are not subject to any defenses, offsets, returns, allowances or credits of any kind, and are collectible, subject to reserves for bad debt, as adjusted from time to time in the ordinary course of business. Except as set forth on
Schedule 2.8, none of the obligors of the Receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof.

         SECTION 2.9 ABSENCE OF CERTAIN CHANGES. Since the Latest Balance Sheet Date, except as set forth in Schedule 2.9, Seller has conducted its Business in the ordinary course consistent with past practices and there has not been: (i) any material adverse change in the Assets; (ii) any material damage, destruction or other casualty loss, condemnation or other taking affecting the Assets to the extent material to Seller; or (iii) any change in any method of accounting or accounting practice by Seller. Except as described on Schedule 2.9, since December 31, 1997, Seller has not (i) declared, paid or set aside for payment any dividend or distribution to the Shareholders, (ii) made any loan or advance to any Shareholder, officer, director or employee,
(iii) redeemed, purchased or otherwise acquired or sold or issued any of its capital stock or any right to acquire such capital stock, (iv) increased the compensation of or paid or accrued any bonus to any employee of Seller or its Affiliates other than in accordance with past established practices or (v) paid any management or consulting fee or any other amounts to any Shareholder or any other person related to or affiliated with Seller or any Shareholder.

         SECTION 2.10     SHAREHOLDER'S PROPERTY AND SELLER'S PROPERTY.

                 (a) Schedule 2.10A sets forth a list and description of all real property owned by Seller (the "Seller's Property"), which Seller's Property and Shareholder's Property constitute all of the real property owned, used or occupied by Seller.

                 (b) Seller has good and marketable title to (or valid leasehold interest in) all Assets and Seller's Property, free and clear of all Liens except as disclosed in Schedule 2.5 or 2.10B and Shareholder has good and marketable title to Shareholder's Property, free and clear of all liens except as described in Schedule 2.5 or 2.10B.

                 (c) All of the fixed Assets owned or leased by Seller are in good condition and repair, fit for their intended use in the ordinary course of business, and to the knowledge of Seller and Shareholder conform in all respects with all applicable Laws and to the knowledge of Seller and Shareholder, there are no known latent defects therein.

                 (d) Parties in Possession. There are no adverse or other parties in possession of the Seller's Property or Shareholder's Property, or of any part thereof, except for Seller's possession of Shareholder's Property.

                 (e) Governmental Requirements to Correct Property Condition. Seller has not received written notice from any Governmental Authority requiring Seller to correct any condition with respect to the Seller's Property and Shareholder has not received written notice from any Governmental Authority requiring Shareholder to correct any condition with respect to the Shareholder's Property.

                 (f) Condemnation. Neither Seller nor Shareholder has received written notice of any pending condemnation action with respect to all or any portion of the Seller's Property or the Shareholder's Property and to Seller's and/or Shareholder's knowledge there are no existing condemnation or other legal proceedings affecting the existing use of the Seller's Property or Shareholder's Property by any Governmental Authority having jurisdiction over or affecting all or any part of Seller's Property or the Shareholder's Property.

                 (g) Utility Assessments. To Seller's and/or Shareholder's knowledge there are no unpaid assessments for sewers, water, paving, electrical power or otherwise affecting the Seller's Property or Shareholder's Property and, to Seller's and/or Shareholder's knowledge, no such assessments are threatened.

                 (h) Material Adverse Effect on Use. To Seller's and/or Shareholder's knowledge there are no circumstances existing that would materially adversely affect the use or value of Seller's Property or Shareholder's Property for its existing use which have not been disclosed in this Agreement or the Schedules.

         SECTION 2.11  CONTRACTS.

                 (a) Schedule 2.11 sets forth a list of (i) all Contracts to which Seller is a party or by which it or its Assets are bound or subject, except for Contracts relating solely to the purchase or sale of property or services by Seller in the ordinary course of the Business of Seller which require Seller to make or receive payments not in excess of $25,000; and (ii) all material Contracts affecting Shareholder's Property.

                 (b) All Contracts listed on Schedule 2.11 are valid, existing, in full force and effect and binding upon Seller and/or Shareholder, as the case may be and, to the knowledge of Seller or Shareholder, the other parties thereto in accordance with their terms. Neither Seller nor Shareholder is in default under any such Contract in any material respect, nor, to the knowledge of Seller, is any other party thereto in default thereunder in any material respect, nor does any condition exist which is known to Seller that, with the passage of time, would result in a default thereunder. Since the Latest Balance Sheet Date, except as disclosed on Schedule 2.11, Seller has not waived any material right under any such Contract, materially amended any such Contract or terminated or failed to renew any such Contract, except in the ordinary course of the Business of Seller.

         SECTION 2.12 INVENTORIES. Schedule 2.12 sets forth a true and complete list of Inventory by category as of the date hereof. All Inventory is in good and merchantable condition and is not obsolete or defective. The Inventory is properly recorded on the Annual Statements and the Interim Statements at the lower of cost (first in first out) or market in accordance with GAAP.

         SECTION 2.13 INTANGIBLE PROPERTY. Schedule 2.13 sets forth a list of all registered patents, trademarks, trade names, copyrights, intellectual properties or service marks owned by or registered in the name of Seller or, to the extent used in the Business of Seller, all applications for any of the foregoing, and all permits, grants, licenses and other rights running to or from Seller, to the extent used in the Business of Seller (the "Seller Intellectual Property Rights"). Seller has not been notified by any third party that the Seller Intellectual Property Rights infringe upon or conflict with the rights or intellectual property of third parties. Except as set forth on Schedule 2.13, there are no outstanding Liens, licenses or agreements of any kind relating to the Seller Intellectual Property Rights, nor is Seller bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the knowledge of Seller, Seller has full title and ownership of all Seller Intellectual Property Rights without any conflict with or infringement of the rights of others. To the knowledge of Seller, Seller has not infringed or violated in any way any valid patent, trademark, trade name, copyright intellectual property rights or service marks owned or registered by others, nor has Seller received any notice, claim or protest respecting any such violation or infringement.

         SECTION 2.14 CLAIMS AND PROCEEDINGS. Except as set forth on Schedule 2.14, there are no outstanding Orders of any Governmental Body against or involving Seller, the Assets or Shareholder's Property. Except as set forth on
Schedule 2.14, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims"), pending or, to the knowledge of Seller or Shareholder, threatened against Seller, any of the Assets, or Shareholder's Property. Except as set forth on Schedule 2.14, to the knowledge of Seller or Shareholder, there is no fact, event or circumstance that would give rise to any material Claim against any of the Assets or Shareholder's Property.

         SECTION 2.15 TAXES. Except as set forth on Schedule 2.15: (i) Seller has timely filed all Tax Returns required to be filed by it on or before the date hereof; (ii) Seller has paid to the appropriate Tax Authority or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Latest Balance Sheet for the payment of, all Taxes payable by Seller for all taxable periods ending on or before the date hereof; (iii) no extension of time has been requested or granted for Seller to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid; and there are no Tax Liens on or pending against Seller.

         SECTION 2.16  EMPLOYEE RELATED MATTERS.

                 (a) Schedule 2.16 contains a true and correct list of all directors, employees and consultants of Seller together with positions, annual salaries and other compensation. Schedule 2.16 also contains a list of all existing employment agreements which are not terminable at will or upon no greater than sixty (60) days notice, severance arrangements, material accrued vacation benefits or retiree benefits of any current or former director, officer, employee or consultant. Except as set forth on such Schedule, the employment or consulting arrangement of all such persons is terminable at will or upon not greater than sixty (60) days notice.

                 (b) Except as provided on Schedule 2.16, Seller has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officers, employee or agent. Seller does not have knowledge of any facts which would indicate that any employee of Seller will not remain employed by Purchaser on a basis no less favorable than that upon which such employee is currently employed by Seller.

                 (c) Except as set forth in Schedule 2.16, (a) Seller is not a party to any Contract with any labor organization or other representative of its employees; (b) there is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against Seller; (c) Seller has not experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three years and, to Seller's knowledge, none are threatened; (d) no representation question has been raised respecting Seller's employees working within the past three years, nor, to the knowledge of Seller, are there any campaigns being conducted to solicit authorization from Seller's employees to be represented by any labor organization; (e) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Seller's employees is pending or, to the knowledge of Seller, threatened against Seller;
(f) Seller is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (g) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Seller has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

         SECTION 2.17 INSURANCE. Schedule 2.17 sets forth a list of all insurance policies (the "Insurance Policies") covering the Assets and Shareholder's Property. There is no Claim by Seller or Shareholder pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. All premiums due and payable under all Insurance Policies have been paid, and Seller and Shareholder are otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. No premiums are payable under Insurance Policies in respect of insurance provided for periods prior to the date hereof.

         SECTION 2.18 COMPLIANCE WITH LAWS. Neither Seller nor Shareholder is in violation of nor has Seller or Shareholder been within the past three (3) years in violation of any order, judgments, injunctions, awards, citations, decrees, consent decrees or writs (collectively, "Orders") applicable to Seller or Shareholder's Property, or any law, statute, code, ordinance, rule, regulation or other requirement, (collectively, "Laws"), of any federal, state or local government or political subdivision thereof, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets or Shareholder's Property, which have had, or could have a materially adverse affect on the Assets or Shareholder's Property. Seller has maintained all employee benefits plans and other similar employee benefit arrangements, if any, in accordance with all applicable Laws, including the Code and ERISA and has timely filed with all applicable regulatory authorities, all applicable reports and returns required to be filed by or with respect any of its employee benefit plans and other employee arrangements.

         SECTION 2.19 LICENSES. Seller has obtained or applied for all material licenses, permits, certificates of occupancy, orders, authorizations and approvals of (collectively, "Licenses") and has made all required registrations and filings with any Governmental Bodies that are material to the conduct of its business. Except as set forth on Schedule 2.19, no License will terminate by reason of the Contemplated Transactions.

         SECTION 2.20  ENVIRONMENTAL MATTERS.

                 (a)      To the knowledge of Seller, except as set forth in
Schedule 2.20, there has been no material manufacture, refining, storage, transport, disposal or treatment of Hazardous Substances by Seller, or any Release at, on or under Seller's Property by Seller, or, to the knowledge of Seller, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law.

                 (b) To the knowledge of Shareholder, there has been no material manufacture, refining, storage, transport, disposal or treatment of hazardous substances by Shareholder or any release at, on or under the Shareholder's Property by Seller, or, to the knowledge of Shareholder by any other person in violation of any environmental law or would require immediate action or any environmental law.

                 (c) Seller has not received any written (i) notice of any violation with respect to any Environmental Law, or (ii) notice of any prior, pending or threatened Regulatory Action or other Claim involving Seller or any present or former owner, lessee or operator of the Seller's Property or Shareholder's Property

                 (d) Seller has not received any written (1) notice of violation with respect to any environmental law or (2) notice of any prior, pending or threatened regulatory action or other claim involving Seller, Shareholder or any present or former owner, lessee or operator of the Seller's Property or Shareholder's Property.

         SECTION 2.21 FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or Shareholder who might be entitled to any fee or commission from Seller or Shareholder upon consummation of the Contemplated Transactions.

         SECTION 2.22 FEES, COMMISSIONS AND ROYALTIES. Seller has no relationships with any distributor, agent, employee or other representative anywhere in the world which is entitled to fees, commissions, royalties or any other payments as a result of the sale of Seller's securities, products, services, or pursuant to its Business, except as disclosed on Schedule 2.22.

         SECTION 2.23 RELATED PARTIES. Except as set forth on Schedule 2.23, no Shareholder, director or officer of Seller, nor any person who is a spouse or descendant of such shareholder, director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, Seller or its Affiliates, or individually or through an entity, directly or indirectly, has an ownership interest in a wireless communications business.

         SECTION 2.24 SUPPLIERS. Neither Seller nor Shareholder has received notice that any supplier of Seller or any other party that does business with Seller will cease or refuse to do business with Purchaser after the consummation of the Contemplated Transactions consistent with past practices. Neither Seller nor any Shareholder has received notice of any material disruption (including delayed deliveries or allocations by suppliers or service providers) in the availability of the products sold by Seller nor has Seller or any Shareholder received notice of any facts which could lead them to believe that Purchaser will be subject to any such material disruption. Neither Seller nor Shareholder has received notice of any condition (financial or otherwise) affecting any supplier or any other party that does business with Seller that will or could be reasonably expected to reduce such parties ability to continue to do business with Purchaser, consistent with past practices.

         SECTION 2.25 CUSTOMERS. Neither Seller nor Shareholder has received notice of or has received any information that any customer of Seller would cease or refuse to do business with Purchaser after consummation of the Contemplated Transactions, consistent with past practices.

         SECTION 2.26 DISCLOSURE. Neither this Agreement, nor the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to BearCom or Newco by or on behalf of Seller or any Shareholder pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any right of BearCom or Newco to fully investigate the affairs of Seller nor any knowledge of facts determined or determinable by BearCom or Newco pursuant to such investigation, BearCom and Newco have the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained herein or listed or disclosed on any Schedule hereto or in any instrument delivered in connection herewith or any of the foregoing.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF BEARCOM AND NEWCO

         BearCom and Newco, jointly and severally, represent and warrant to Seller and Shareholder as of the date of this Agreement that:

         SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of BearCom and Newco has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which BearCom or Newco is a party have been duly and validly authorized by BearCom or Newco, as appropriate, and no other proceedings on the part of BearCom or Newco, are necessary to authorize the execution and delivery by BearCom and Newco of this Agreement or the consummation of the Contemplated Transactions to which BearCom and Newco are parties. This Agreement and the other Transaction Documents to which BearCom or Newco is a party have been duly and validly executed and delivered by BearCom or Newco, as appropriate, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of BearCom and Newco enforceable against BearCom and Newco in accordance with their respective terms.

         SECTION 3.2 NO CONFLICTS; CONSENTS. Neither the execution, delivery and performance by each of BearCom and Newco of this Agreement and each other Transaction Document to which it is a party nor the consummation of the Contemplated Transactions to which it is a party, will (i) violate any provision of the Articles of Incorporation or By- laws (or comparable instruments) of BearCom or Newco; (ii) require BearCom or Newco to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person (the "BearCom Required Consents"); (iii) if the BearCom Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract to which BearCom or Newco is a party or by which any of them or any of their assets may be bound or subject, or result in the creation of any Lien upon the BearCom shares or upon any of the assets of BearCom or Newco pursuant to the terms of any such Contract; or (iv) if the BearCom Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon BearCom or Newco or upon the Assets or Business of BearCom or Newco.

         SECTION 3.3 CORPORATE EXISTENCE AND POWER. Each of BearCom and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority required to carry on its business and to own and lease the properties it owns and leases as now conducted. Each of BearCom and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a MATERIAL ADVERSE EFFECT on its business, assets, financial condition, prospects or results of operations.

         SECTION 3.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. BearCom and Newco have heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Bylaws, or comparable instruments, of each of BearCom and Newco as in effect on the date hereof. Newco was formed under Delaware law on March 25, 1998, and has no material assets or liabilities and has not entered into any Contracts other than the Agreement and the Related Transactions.

         SECTION 3.5 FINANCIAL INFORMATION. BearCom and Newco have previously furnished to Seller true and complete copies of (i) BearCom's audited financial statements at and for the fiscal years ended April 30, 1996, 1995 and 1994 (the "BearCom Annual Statements"), (ii) BearCom's unaudited financial statements at and for each calendar month during 1997 through December 31, 1997 (the "BearCom Interim Statements") and (iii) all management letters and attorney audit response letters issued in connection with BearCom's financial statements for each of the periods comprising the BearCom Annual Statements and the BearCom Interim Statements. The BearCom Annual Statements and the BearCom Interim Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto (except, with respect to the BearCom Interim Statements, as regards footnote disclosure and normal year end adjustments). Each BearCom Annual Statement and BearCom Interim Statement presents fairly the financial position of BearCom as of its date and its earnings, changes in stockholders' equity and cash flow for the periods then ended. Each delivered balance sheet included within the BearCom Annual Statement and BearCom Interim Statement fully sets forth all assets and Liabilities of BearCom, existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings included within the BearCom Annual Statement and BearCom Interim Statement sets forth the items of income and expense of BearCom, which should appear therein under GAAP. All financial and accounting books, ledgers, accounts and official and other records relating to BearCom have been properly and accurately kept and completed in all material respects.

         SECTION 3.6 LIABILITIES. Except as and to the extent reflected in the interim balance sheet of BearCom (the "Latest BearCom Balance Sheet") at December 31, 1997 (the "Latest BearCom Balance Sheet Date") referred to in
Section 3.5, BearCom did not have, as of the Latest BearCom Balance Sheet Date, any material Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business). Except for current Liabilities for trade or business obligations incurred in the ordinary course of the business of BearCom, consistent with past practice, and Liabilities reflected on any balance sheet included in the BearCom Interim Statements, since the Latest BearCom Balance Sheet Date (i) there has been no material adverse change in the assets, Liabilities, Business, condition or prospects of BearCom or Newco, financial or otherwise, (ii) no factor or condition exists or is contemplated or threatened, which could reasonably be expected to cause such a material adverse change in the future, and (iii) no dividends or other distributions have been made upon any shares of capital stock of BearCom or Newco nor have any shares of capital stock of either BearCom or Newco been redeemed, retired, purchased or acquired for value by either of them.

         SECTION 3.7 ABSENCE OF CERTAIN CHANGES. Since the Latest BearCom Balance Sheet Date, each of BearCom and Newco has conducted its Business in the ordinary course consistent with past practices and there has not been: (i) any material adverse change in the condition of the Business of BearCom, or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change; (ii) any material damage, destruction or other casualty loss (not covered by insurance), condemnation or other taking affecting the assets of BearCom or Newco; (iii) any change in any method of accounting or accounting practice.

         SECTION 3.8 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving BearCom or Newco or the Business of BearCom or Newco. There are no Claims (whether or not covered by insurance), pending or, to the knowledge of BearCom or Newco, threatened on the date hereof, against or involving BearCom or Newco, any of BearCom or Newco's assets or the Business of BearCom or Newco. To the knowledge of BearCom and Newco, there is no fact, event or circumstance that would give rise to any material uninsured Claim.

         SECTION 3.9 TAXES. BearCom and Newco have timely filed all Tax Returns required to be filed by them on or before the date hereof. BearCom and Newco have paid to the appropriate Tax Authorities or have established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Latest BearCom Balance Sheets for the payment of, all Taxes owing from BearCom or Newco for all taxable periods ending on or before the date hereof; (iii) no extension of time has been requested or granted for BearCom or Newco to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid.

         SECTION 3.10 COMPLIANCE WITH LAWS. To the knowledge and belief of BearCom and Newco, neither BearCom nor Newco is in material violation of any one or more Orders or Laws applicable to BearCom or Newco, by or of any Governmental Bodies, affecting either BearCom's or Newco's Assets or Business.

         SECTION 3.11 LICENSES. Each of BearCom and Newco has obtained or applied for all material Licenses and have made all required registrations and filings with any Governmental Bodies that are material to the conduct of their respective businesses. No proceeding is pending or, to the knowledge of BearCom or Newco, threatened to revoke or limit any License. No License will terminate by reason of the Contemplated Transactions.

         SECTION 3.12  ENVIRONMENTAL MATTERS.

                 (a) To the knowledge of BearCom and Newco, there has been no manufacture, refining, storage, transport, disposal or treatment of Hazardous Substances by BearCom or Newco, or any Release at, on or under any real property owned or occupied by BearCom or Newco, or to the knowledge of BearCom or Newco, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law.

                 (b)      Neither BearCom nor Newco has received any written
(i) notice of any violation with respect to any Environmental Law, or (ii) notice of any prior, pending or threatened Regulatory Action or other Claim involving BearCom or Newco or any present or former owner, lessee or operator of any real property owned or occupied by BearCom or Newco.

         SECTION 3.13 FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of BearCom or Newco who might be entitled to any fee or commission from BearCom or Newco upon consummation of the Contemplated Transactions.

         SECTION 3.14 DISCLOSURE. Neither this Agreement, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Seller by or on behalf of BearCom or Newco pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, the result of which would adversely affect Newco's and BearCom's ability to perform their respective obligations under this Agreement or any Transaction Document. Notwithstanding any right of Seller to fully investigate the affairs of BearCom and Newco nor any knowledge of facts determined or determinable by Seller pursuant to such investigation, Seller has the right to rely fully upon the representations, warranties, covenants and agreements of BearCom and Newco contained herein or in any instrument delivered in connection herewith or any of the foregoing.

                                   ARTICLE 4

               COVENANTS AND AGREEMENTS OF SELLER AND SHAREHOLDER


         SECTION 4.1 CONFIDENTIALITY. Each of Seller and Shareholder shall hold in strict confidence, and shall use its/his best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all information concerning BearCom, Newco or the BearCom shareholders which it has obtained from BearCom, Newco, the BearCom shareholders or their Representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and Seller shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained except in furtherance of the Contemplated Transactions, and will not release or disclose such information to any other person, except to its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.1. The foregoing provision shall not apply to any such information to the extent (i) known by Seller or any Shareholder prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to Seller or any Shareholder from a third party not in breach of any confidentiality requirement, or (iii) made public through no fault of Seller or any Shareholder, or any of their Representatives. Under no circumstances shall Seller or any Shareholder use information of the type described in this provision for the purpose of contacting, soliciting, or doing business with any of BearCom's or Newco's customers.


                                   ARTICLE 5

                     COVENANTS AND AGREEMENTS OF PURCHASER

         SECTION 5.1 CONFIDENTIALITY. Each of BearCom and Newco shall hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all information concerning Seller which it has obtained from Seller or its Representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and neither BearCom nor Newco shall use or disclose to others, or permit the use of or disclosure of, any such information so obtained except in furtherance of the Contemplated Transactions, and will not release or disclose such information to any other person, except to its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 5.1. The foregoing provision shall not apply to any such information to the extent (i) known by BearCom or Newco prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to BearCom or Newco from a third party not in breach of any confidentiality requirement, or (iii) made public through no fault of BearCom, Newco, any of their Representatives, or any BearCom shareholder. Under no circumstances shall BearCom, Newco, any BearCom shareholder, or any Affiliate of BearCom or Newco use information of the type described in this provision for the purpose of contacting, soliciting, or doing business with any of Seller's customers. BearCom and Newco hereby covenant and agree that for a two (2) year period commencing on the date hereof, neither BearCom nor Newco nor any Affiliate of either of them will directly or indirectly in any manner whatsoever, solicit, contact, communicate with or attempt to contact or communicate with, employ, engage, or offer to employ or engage, discuss or negotiate with any person regarding the employment or engagement of, or otherwise utilize or attempt to utilize any of the talents, skills or services of, any current or former officer, director, employee, consultant, agent and other person associated and/or affiliated with Seller, irrespective of who initiates contact. The foregoing restrictions shall not prohibit Purchaser's contact with any such person which is solely related to Purchaser's review of the Business of Seller pursuant to the terms of this Agreement; provided that such contact is conducted in the ordinary course of business with the prior written approval of Seller. The provisions of this Section shall not survive the Closing.



                                   ARTICLE 6

                         DELIVERY OF CLOSING DOCUMENTS

         SECTION 6.1 DELIVERY OF CLOSING DOCUMENTS BY BEARCOM AND NEWCO. Simultaneously herewith, the following documents have been delivered to Seller:

         (a) A certificate, dated the Closing Date, of the Chairman, President or any Vice President or any Secretary or Assistant Secretary of each of BearCom and Newco confirming that the representations and warranties of each of BearCom and Newco contained in this Agreement and in any certificate or other writing delivered by each of BearCom and Newco pursuant hereto is true in all material respects at and as of the Closing Date.

         (b) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each of BearCom and Newco certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Articles of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof, (C) is a true and correct copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

         (c) Evidence of the good standing and corporate existence of BearCom and Newco reasonably requested by Seller.

         (d) A signed opinion of Purchaser's counsel, dated the Closing Date and addressed to Seller, substantially in the form of opinion annexed as Exhibit B hereto.

         (e)     Copies of all BearCom Required Consents.

         SECTION 6.2 DELIVERY OF CLOSING DOCUMENTS BY SELLER AND SHAREHOLDER. Simultaneously herewith, the following documents have been delivered to Bearcom and Purchaser:

         (a) A certificate dated the Closing Date of the President or any Vice President or any Secretary or Assistant Secretary of Seller confirming that the representations and warranties of Seller and Shareholder contained in this Agreement and in any certificate or other writing delivered by Seller and Shareholder pursuant hereto are true in all material respects at and as of the Closing Date as if made at and as of such time.

         (b) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Articles of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof, (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

         (c) Evidence of the good standing and corporate existence of Seller reasonably requested by BearCom.

         (d) A signed opinion of Seller's counsel, dated the Closing Date, addressed to BearCom and Newco, substantially in the form of the opinion annexed as Exhibit C hereto.

         (e) An executed Bill of Sale in the form attached hereto as Exhibit D.

         (f) An executed General Assignment in the form attached hereto as Exhibit E.

         (g) An executed Assignment of Servicemark in the form attached hereto as Exhibit F.

         (h) BearCom, Newco and Shareholder shall have executed an Employment Agreement in the form attached as Exhibit A hereto.

         (i) Seller's accounting firm shall have delivered a letter dated the Closing Date and addressed to Purchaser stating that to its knowledge that there are no pending audits or investigations involving Seller and that it has no reason to believe that the Annual Statements and the Interim Statements do not fairly present the operating results of Seller for the periods set forth therein.

         (j) Satisfactory documentation reflecting an amendment to the Articles of Incorporation of Seller evidencing a change of its registered name to a name reasonably acceptable to Purchaser.

         (k) A special warranty deed from Shareholder to Purchaser conveying Shareholder's Property subject only to those liens, claims and encumbrances approved by Purchaser.

         (l) A special warranty deed from Seller to Purchaser transferring title to Seller's Property subject only to those liens, claims, and encumbrances approved by Purchaser.

         (m) An affidavit in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Seller's United States identification number and the Shareholder's social security numbers and providing the Seller and Shareholder are not foreign persons as that term is define in Section 1445, duly executed and acknowledged by Seller and Shareholder, respectively.

         (n) The commitment of the title company to issue an Owner's Title Policy to Purchaser for each of the Shareholder's Property and Seller's Property with the cost of the full premiums of both title policies to be paid by Purchaser.

         (o) Any and all items reasonably requested by the title company as administrative requirements for consummating the closing.

                                   ARTICLE 7

                                INDEMNIFICATION

         SECTION 7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                 (a) Notwithstanding any right of BearCom or Newco fully to investigate the affairs of Seller and notwithstanding any knowledge of facts determined or determinable by BearCom or Newco pursuant to such investigation or right of investigation, BearCom and Newco have the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement, or listed or disclosed on any Schedule hereto, as the same may be modified by any certificate delivered by Seller on or before Closing and approved by BearCom or Newco, or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of Seller contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement, and the indemnification obligations of Seller in respect of the matters specified in clauses (i) and (ii) of Section 7.2, shall terminate and expire at the end of the twenty-four (24) month period specified in Section
1.6 hereof; provided, however, that the liability of Seller shall not terminate as to any specific claim or claims of the type referred to in Section 7.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Seller has been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 7.1. Notwithstanding the foregoing, Seller acknowledges that its obligation to indemnify Purchaser with respect to any Retained Liabilities shall survive the Closing until the expiration of any applicable statute of limitations with respect thereto, and such obligation shall not be affected by the expiration of any representation and warranty of Seller under this Section 7.1(a).

                 (b) Notwithstanding any right of Seller and Shareholder fully to investigate the affairs of BearCom and Newco and notwithstanding any knowledge of facts determined or determinable by Seller or Shareholder pursuant to such investigation or right of investigation, Seller and Shareholder have the right to rely fully upon the representations, warranties, covenants and agreements of BearCom and Newco contained in this Agreement, or listed or disclosed on any Schedule hereto, as the same may be modified by any certificate delivered by BearCom, Newco, or either of them on or before Closing and approved by Seller and Shareholder, or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of BearCom and Newco contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement, and the indemnification obligations of BearCom and Newco in respect of the matters specified in clauses (i) and (ii) of Section 7.3 (other than the obligations of Purchaser to pay all or any portion of the Asset Purchase Price and Shareholder's Purchase Price (including, without limitation, post-Closing adjustments thereto) becoming due at or after Closing, and the covenants and agreements of Purchaser contained in
Section 1.8 hereof), shall terminate and expire at the end of the twenty-four month period specified in Section 1.6 hereof; provided, however, that the liability of BearCom and Newco shall not terminate as to any specific claim or claims of the type referred to in Section 7.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which BearCom or Purchaser has been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 7.1. Notwithstanding the foregoing, BearCom and Newco acknowledge that the obligation of BearCom and Newco to indemnify Seller with respect to any Assumed Liabilities and the breach or default by Purchaser of its obligations to pay all or any portion of the Asset Purchase Price or the Shareholder's Purchase Price, (including, without limitation, post-Closing adjustments thereto) becoming due at or after Closing, and the covenants and agreements of Purchaser contained in Section 1.8 hereof, shall survive the Closing until the expiration of any applicable statute of limitations with respect thereto, and such obligation shall not be affected by the expiration of any representation and warranty of BearCom or Newco under this Section 7.1(b).

         SECTION 7.2 OBLIGATION OF SELLER TO INDEMNIFY. Subject to the provisions of Section 7.5, Seller and Shareholder, jointly and severally, agree to indemnify, defend and hold harmless BearCom and Newco (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against any and all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, "Losses") suffered or incurred by Newco or any of the foregoing persons arising out of
(i) any breach of the representations and warranties of Seller or Shareholder contained in this Agreement or in the Schedules or any Transaction Document,
(ii) any breach of the covenants and agreements of Seller contained in this Agreement or in the Schedules or any Transaction Document, (iii) any Retained Liabilities, (iv) any Liability of Seller for failure to file any federal, state, local or foreign Tax Return and any Liability for any Taxes relating to any tax period ending on or prior to the Closing Date, (v) any Liability under ERISA for any period prior to the Closing relating to any employee of Seller who is not hired by Purchaser after the Closing, (vi) any Environmental Liabilities, and (vii) any other actions or omissions of Seller prior to Closing, resulting in a Liability to Purchaser, other than the Assumed Liabilities, or (viii) any Liability to Purchaser in connection with any Claim by Charles Devito arising prior to Closing.

         SECTION 7.3      OBLIGATION OF BEARCOM AND NEWCO TO INDEMNIFY.
BearCom and Newco, jointly and severally, agree to indemnify, defend and hold harmless Seller and Shareholder (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against any and all Losses suffered or incurred by Seller, Shareholder or any of the foregoing persons arising out of (i) any breach of the representations and warranties of BearCom or Newco contained in this Agreement or in the Schedules or any Transaction Document, (ii) any breach of the covenants and agreements of BearCom or Newco contained in this Agreement or in the Schedules or any Transaction Document, (iii) any Assumed Liabilities, and (iv) the operations of Newco from and after the Closing Date.

         SECTION 7.4      NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

                 (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 7.2 or 7.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                 (b) Newco may elect to defend, at its own expense and with its own counsel, any Asserted Liability against Seller or Shareholder arising out of an Assumed Liability. If Newco elects to defend such

Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Seller of its intent to do so. If Newco elects not to defend such Asserted Liability or fails to notify Seller or Shareholder, as the case may be, of its election as herein provided, Seller or Shareholder as the case may be, may pay, compromise or defend such Asserted Liability at the sole cost and expense of Newco. In all other circumstances, each party shall be entitled to control any Asserted Liability against it. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other. For purposes of this paragraph (b), any such objection made when such settlement would be in accordance with sound business practices shall be deemed unreasonable. Provided further, that if any Indemnitee shall fail to consent to the monetary terms of any proposed settlement or compromise of any Asserted Liability, the Indemnifying Party shall not thereafter be obligated to pay the Indemnitee in respect of such Asserted Liability under this Article 7 in excess of the amount it would have been required to pay to the Indemnitee in connection with such proposed settlement or compromise. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid within thirty (30) days following written demand therefor.

         SECTION 7.5 LIMITS ON INDEMNIFICATION. Notwithstanding anything contained in this Agreement to the contrary, BearCom's and Newco's remedies with respect to Losses, and the liability of Seller and Shareholder, as the case may be, for indemnification arising out of all Losses incurred by Purchaser shall not exceed, and shall be limited to an amount equal to the Purchase Price, including the purchase price for the Related Transactions, and the sums hereafter becoming due to Seller under clauses 1.6(a) and (b) of this Agreement.

         SECTION 7.6 SOLE AND EXCLUSIVE REMEDY. The parties agree that the indemnification provisions of Section 7 shall constitute the sole and exclusive remedies of the parties in respect to this Agreement and all of the Contemplated Transactions, other than fraud.

         SECTION 7.7 RIGHT OF OFFSET. Purchaser may, at its option, apply or otherwise offset any and all Losses to which it shall be entitled to be indemnified by Seller and/or Shareholder pursuant to this Article 7 and/or
Section 9.10(b), against payments due to Seller pursuant to this Agreement or to Shareholder or Condor, Ltd., pursuant to the Related Transactions.

                                   ARTICLE 8


                            INTENTIONALLY LEFT BLANK



                                   ARTICLE 9

                                 MISCELLANEOUS

         SECTION 9.1 EXPENSES. Except as otherwise specifically provided in this Agreement, BearCom and the Shareholder shall bear their own respective legal, auditing, accounting, consulting, brokerage, regulatory and other expenses, BearCom will bear the expenses of Newco, and Shareholder will bear the expenses of Seller, in each case, incurred in connection with the preparation, due diligence, negotiation, execution and performance of this Agreement and the Contemplated Transactions. Notwithstanding the foregoing provisions of this Section, all expenses incurred by Seller prior to the Closing, including but not limited to, legal, auditing, accounting, consulting, regulatory and other expenses, incurred in the ordinary course of business, including but not limited to the preparation of Seller's financial statement at and for the calendar year ended December 31, 1997, shall not be borne by Shareholder, but shall be borne by Seller, as expenses incurred in the ordinary course of business. If any party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing party in such action shall be entitled to recover from the other party its reasonable costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation). Seller shall be liable for and shall pay any transfer tax, sales tax and other similar taxes resulting from consummation of the Contemplated Transactions. Purchaser shall pay for the cost of title policy premiums, premiums on customary endorsements and new surveys for each of Seller's Property and Shareholder's Property.

         SECTION 9.2      NOTICES.

                 (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier with evidence of receipt, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                          (i)     If to BearCom or Newco, one copy to:

                                         BearCom, Inc.
                                         11545 Pagemill Road
                                         Dallas, Texas 75243
                                         Attention: John P, Watson, Chairman
                                         Telecopier: (214) 349-8950

                                  with a copy to:

                                         Gardere & Wynne, L.L.P.
                                         1601 Elm Street, Suite 3000
                                         Dallas, Texas 75201
                                         Attention:  Lawrence B. Goldstein, Esq.
                                         Telecopier:  (214) 999-4667


                          (ii)    If to Seller or Shareholder, one copy to:

                                         Condor Communications, Inc.
                                         1933 N.W. 21st Terrace
                                         Miami, Florida 33142
                                         Attention:  Rogelio Betancourt
                                         Telecopier:  (305) 325-0800
                                  with a copy to:

                                         Cohen, Berke, Bernstein,
                                         Brodie & Kondell, P.A.
                                         2601 South Bayshore Drive, 19th Floor
                                         Miami, FL  33133
                                         Attention:  Eileen Trautman, Esq.
                                         Telecopier:  (305) 857-9322


                 (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 9.3(a) (with confirmation of transmission; provided, however, that if such confirmation is received later than 5 p.m., notice shall be effective on the next following business day) or
(ii) if given by any other means, when delivered at the address specified in
Section 9.3(a). Any party by notice given in accordance with this Section 9.3 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         SECTION 9.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

         SECTION 9.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by Shareholder and BearCom. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         SECTION 9.5 GOVERNING LAW; VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof. Sole and exclusive venue with respect to any disputes arising in connection herewith shall be Dallas County, Texas. Each of the parties consents to the jurisdiction of the federal and state courts sitting in Texas (and of the appropriate appellate courts) in any such action or proceeding.

         SECTION 9.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party except as otherwise provided herein without the express written consent of BearCom (in the case of assignment by Seller) or Seller (in the case of assignment by BearCom or Newco) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

         SECTION 9.7 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

         SECTION 9.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         SECTION 9.9 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

         SECTION 9.10     GUARANTY.

         (a) BearCom hereby unconditionally guarantees to Seller and Shareholder the full and timely performance of all of the obligations and agreements of Newco pursuant to this Agreement and the Related Transactions. The foregoing guaranty shall include the guaranty of the payment of all damages, costs and expenses which might become recoverable as a result of the breach or nonperformance by Newco of any provision contained herein or in any other agreement contemplated hereby. Seller and Shareholder may proceed against BearCom for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Newco or against any of its properties.

         (b) Shareholder hereby unconditionally guarantees to Bearcom and Newco the full and timely performance of all of the obligations and agreements of Seller, Condor Ltd. and Condor Prague pursuant to this Agreement and the Related Transactions. The foregoing guaranty shall include the guaranty of the payment of all damages, costs and expenses which might become recoverable as a result of the breach or nonperformance by Seller of any provision contained herein or in any other agreement contemplated hereby. BearCom and Newco may proceed against Shareholder for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against Seller or against any of its properties.

                                   ARTICLE 10

                                  DEFINITIONS

         SECTION 10.1 DEFINITIONS. The following terms, as used in this Agreement, have the following meanings:

                 "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                 "AGREEMENT" or "THIS AGREEMENT" shall mean, and the words "HEREIN", "HEREOF" and "HEREUNDER" and words of similar import shall refer to, this agreement as it from time to time may be amended.

                 "ARTICLES OF INCORPORATION" shall mean, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, however denominated under the laws of the jurisdiction of its incorporation.

                 The term "AUDIT" or "AUDITED" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

                 "BUSINESS" of a person shall mean the ownership and operation of the assets comprising the business operations of such person.

                 "CONDOR BUSINESS UNIT OPERATIONS" shall mean the revenues and expenses attributable and identifiable as being derived from the operations of Seller at the time of Closing and/or derived from customers or contracts entered into by Condor Holdings, Inc., its successor or assigns after Closing.

                 "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 The term "CONTROL", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

                "DEBT" shall mean (i) money borrowed from any person; (ii) any indebtedness arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of business) and (iv) any Liability under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

                 "DUE DILIGENCE PERIOD" shall mean the thirty (30) day period commencing on the date hereof pursuant to which Seller and Purchaser shall have each respectively completed their due diligence investigations and reviews in connection with the transactions contemplated hereby.

                 "EBITDA" means, with respect to Condor Business Unit Operations during any particular period, net income resulting from Condor Business Unit Operations during such period before interest, income taxes, interest, penalties or any additions thereto, depreciation and amortization, all as determined in accordance with GAAP.

                 THE TERM "ENVIRONMENTAL LAWS," when used in relation to any person, shall mean any federal, state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment applicable to such person (whether or not by consent), any duties imposed on such person by common law and any provision or condition of any permit, license or other operating authorization, in each case as in effect as of the date of this Agreement and relating to (a) the protection of (i) the environment or (ii) the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance, or
(b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, of any Hazardous Substance.

                 "ENVIRONMENTAL LIABILITIES" of a person shall mean any and all Liabilities of such person arising out of (i) Claims by third parties made under Environmental Laws or (ii) remedial action required by Environmental Laws in each case, to the extent arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

                 "HAZARDOUS SUBSTANCES" shall mean any pollutants, contaminants, hazardous or toxic substance. material, or waste which is or becomes regulated by any local or state governmental authority, or the United States government. The term "HAZARDOUS SUBSTANCES" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ' 1321, (ii) defined as a "HAZARDOUS WASTE" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C ' 6901 et seq. (42 U.S.C. ' 6903), (iii) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 et seq., (iv) petroleum products and wastes, or
(v) asbestos or asbestos-containing material.

                 "INVENTORY" of a person shall mean, as of any date, collectively, all inventories of products owned by such person and held for sale, distribution or license, together with packaging and samples thereof, owned by such person as of such date.

                 "IRS" shall mean the Internal Revenue Service.

                 The term "KNOWLEDGE" with respect to (a) any individual shall mean actual knowledge or the knowledge that a reasonably prudent individual would have and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation or the knowledge that a reasonably prudent individual in such position would have; and "knows" has a correlative meaning.

                 "LIABILITY" of a person shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate. liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals) of such person.

                 "LIEN" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

                 The term "MATERIAL ADVERSE EFFECT" shall mean with respect to any party, a MATERIAL ADVERSE EFFECT on (i) the property or assets of such party, the business or operations or condition (financial or otherwise), properties, liabilities, working capital, earnings, technology, prospects or relations with customers, suppliers or distributors or employees of such party, or (ii) the right or the ability of such party to consummate the Contemplated Transactions.

                 The term "MATERIAL" means an amount equal to $25,000.

                 The term "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                 "RECEIVABLES" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of such person.

                 "REGULATORY ACTIONS" shall mean any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, Including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

                 "RELEASE" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

                 "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

                 "TAX" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, estimated, payroll, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party's being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

                 "TAX RETURN" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

                 "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments (including but not limited to the certificates described in Section 6.1(e)(i) and (ii) and 6.2(g)(i) and (ii) to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

                 The term "VOTING POWER" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

         SECTION 10.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 10.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in
Section 10.1, and those accounting terms used in this Agreement not defined in
Section 10.1, except as otherwise expressly provided herein or therein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".




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                                     - 27 -

         IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date set forth above.

                                        BEARCOM, INC., a Texas corporation


                                        By: /s/ JOHN P. WATSON
                                            --------------------------------
                                                John P. Watson, Chairman


                                        CONDOR HOLDINGS, INC., a Delaware
                                        corporation


                                        By: /s/ JOHN P. WATSON
                                            --------------------------------
                                                John P. Watson, Chairman



                                        CONDOR COMMUNICATIONS, INC.,
                                        a Florida corporation


                                        By: /s/ ROGELIO BETANCOURT
                                            ---------------------------------
                                                Rogelio Betancourt, President


                                            /s/ ROGELIO BETANCOURT
                                            ---------------------------------
                                                Rogelio Betancourt





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